SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

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245 Summer Street, Boston, MA 02210

Information Statement

Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed information statement provides important information regarding new managers that have been appointed to some of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements made by your Investment Team at Strategic Advisers, Inc. They believe these changes will provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. No other action is required by you. Should you have any questions, please call the appropriate number listed below.

•	For current or former clients in a Fidelity managed account: Please call 1-800-544-3455, Monday-Friday, 8 a.m. to 7 p.m. Eastern time, (Strategic Advisers® Small-Mid Cap Fund).

•	For workplace participants [401(k), 403(b), or 457(b) accounts]: Please call 1-800-835-5095 (Strategic Advisers® Small-Mid Cap Multi-Manager Fund).

*	You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

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IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS SMALL-MID CAP FUND

STRATEGIC ADVISERS SMALL-MID CAP MULTI-MANAGER FUND

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455 (SMALL-MID CAP FUND)

1-800-835-5095 (SMALL-MID CAP MULTI-MANAGER FUND)

INFORMATION STATEMENT

This Information Statement is provided in lieu of a proxy statement by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust), pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers, Inc. (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about November 9, 2015 to shareholders of record as of October 19, 2015. This Information Statement is intended to inform you that a new sub-adviser has been appointed to your fund. No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on September 16, 2015 of the following sub-advisory arrangements:

Fund	Sub-Adviser
Strategic Advisers® Small-Mid Cap Fund (Small-Mid Cap Fund)	AllianceBernstein L.P. (AB)
Strategic Advisers Small-Mid Cap Multi- Manager Fund (Small-Mid Cap Multi- Manager Fund)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint AB (the New Sub-Adviser) as an additional sub-adviser for each Fund and to discuss the terms of each new sub-advisory agreement (the Agreements). This is a joint information statement for multiple series of the Trust. You may not own shares of all funds included in this information statement. Shares of the Small-Mid Cap Fund are offered exclusively to certain clients of Strategic Advisers and are not available for sale to the general public. Shares of the Small-Mid Cap Multi-Manager Fund generally are available only through a retirement account or through an investment professional.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940 (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed the New Sub-Adviser as an additional sub-adviser to each Fund and approved each Agreement at an in-person meeting on September 16, 2015. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of the New Sub-Adviser under the terms of each Agreement was in the best interests of each Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of the Funds in accordance with each Fund’s investment objective, policies and limitations pursuant to a management contract that was initially approved by the Board, including a majority of the Independent Trustees, and by the initial sole shareholder on the following dates:

Fund	Board Approval	Initial Sole Shareholder Approval
Small-Mid Cap Fund	March 4, 2010	August 20, 2010
Small-Mid Cap Multi-Manager Fund	December 1, 2011	December 19, 2011

The management contract for each Fund was most recently renewed by the Board, including a majority of the Independent Trustees, on September 16, 2015.

Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining the Fund’s records; maintaining the registration and qualification of the Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. In addition, Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of each Fund or Strategic Advisers performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers’ annual Management Fee rate and the total fee, payable monthly, to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for the Small-Mid Cap Fund through the expiration date shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of each Fund will not exceed the rates shown in the table below.

Fund	Strategic Advisers’ portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Small-Mid Cap Fund	0.25%	1.10%	September 30, 2018
Small-Mid Cap Multi-Manager Fund	0.30%A	1.15%	—

A	Strategic Advisers has voluntarily agreed to waive 0.01% of the fund’s management fee. This arrangement may be discontinued by Strategic Advisers at any time.

In addition, Strategic Advisers has agreed to reimburse the Retail Class, Class F, Class L, and Class N of the Small-Mid Cap Multi-Manager Fund to the extent that total operating expenses (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any), as a percentage of their average net assets, exceed the rates shown in the following table.

Fund	Class	Expense Cap	Expiration Date
Small-Mid Cap Multi-Manager Fund	Retail Class	1.16%	April 30, 2016
	Class F	1.06%A	N/A
	Class L	1.16%	April 30, 2016
	Class N	1.41%	April 30, 2016

A	The expense cap for Class F is voluntary and may be discontinued by Strategic Advisers at any time.

Strategic Advisers may not discontinue or modify the management fee waiver and expense reimbursement arrangements above, except the voluntary 0.01% management fee waiver and expense reimbursement arrangement for Class F of the Small-Mid Cap Multi-Manager Fund, prior to their expiration dates without the approval of the Board of Trustees. The addition of the New Sub-Adviser will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver and expense reimbursement arrangements discussed above.

In addition to the New Sub-Adviser, the following serve as sub-advisers to the Funds:

Fund	Existing Sub-Advisers
Small-Mid Cap Fund	Advisory Research, Inc.; The Boston Company Asset Management, LLC; Fisher Investments; Invesco Advisers, Inc.; Kennedy Capital Management, Inc.; Neuberger Berman Management LLC; Portolan Capital Management, LLC; Pyramis Global Advisors, LLC (Pyramis); RS Investment Management Co. LLC; Systematic Financial Management, L.P.
Small-Mid Cap Multi- Manager Fund

Pyramis is an affiliate of Strategic Advisers. Pyramis has not currently been allocated a portion of the Small-Mid Cap Fund’s or Small-Mid Cap Multi-Manager Fund’s assets to manage.

The following table shows management fees paid by the Funds to Strategic Advisers and sub-advisory fees paid by Strategic Advisers to the Funds’ sub-advisers during the fiscal period ended February 28, 2015.

Fund	Management Fees Paid to Strategic AdvisersA	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the FundA	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-AdvisersB	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers as a % of Average Net Assets of the Fund
Small-Mid Cap Fund	$14,500,498	0.23%	$14,500,148	0.23%
Small-Mid Cap Multi-Manager Fund	$308,609	0.77%	$192,237	0.48%

A	After waivers reducing management fees in the amount of $15,569,210 for the Small-Mid Cap Fund and $4,011 for the Small-Mid Cap Multi-Manager Fund.

B	Differences between the amount of the management fees paid by the funds to Strategic Advisers and the aggregate amount of subadvisory fees paid by Strategic Advisers to sub-advisers may be due to expense estimates which are accrued in the period to which they relate and adjusted when actual amounts are known.

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISER

On September 16, 2015, pursuant to the “managers of managers” arrangement, the Board of Trustees approved separate investment advisory agreements with the New Sub-Adviser on behalf of each Fund. Pursuant to each Agreement, the New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of assets of each Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments. The New Sub-Adviser has not currently been allocated a portion of the Small-Mid Cap Multi-Manager Fund’s assets to manage.

Pursuant to the Agreements, the New Sub-Adviser provides a program of continuous investment management for the portion of each Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, each Fund, the Board, or Strategic Advisers may impose. The New Sub-Adviser will vote each Fund’s proxies in accordance with the sub-adviser’s proxy voting policies as approved by the Board. Strategic Advisers has granted the New Sub-Adviser authority to invest and reinvest the assets of each Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of each Fund, Strategic Advisers pays the New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by each Fund.

Each Agreement may be terminated on sixty days’ written notice to the sub-adviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund or (ii) by Strategic Advisers. The Agreements are terminable, without penalty, by the sub-adviser upon ninety days’ written notice to Strategic Advisers and the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to each Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

INFORMATION ABOUT AB

AB’s main office is located at 1345 Avenue of the Americas, New York, New York, 10105. AB is not affiliated with Strategic Advisers.

Investment Process

The goal of AB’s investment process is to construct a diversified portfolio of approximately 60 to 90 stocks that seeks to generate its premium through stock selection – a function of research insight and investment action. The US SMID Cap Growth team employs a highly disciplined stock selection process that marries the in-depth fundamental research conducted by the four dedicated portfolio manager/analysts with quantitative analysis to identify high-quality, rapidly growing companies with earnings growth potential that appears likely to outpace market expectations.

Portfolio Manager(s)

Bruce Aronow, Co-Manager

Bruce Aronow serves as co-manager for AB’s portion of the Small-Mid Cap Fund’s assets, which he has managed since 2015. Mr. Aronow is Co-Chief Investment Officer for US Small/SMID Cap Growth products, a role he has held since 2000. He is also responsible for the US Small/SMID Cap Growth consumer/commercial services sector. Prior to joining the firm in 1999, Mr. Aronow was responsible for research and portfolio management for the small-cap consumer and autos/transportation sectors at Invesco Ltd. (NY) (formerly Chancellor Capital Management). Mr. Aronow is a member of both the New York Society of Security Analysts and the Association for Investment Management & Research (AIMR), and is a CFA charterholder.

Samantha Lau, Co-Manager

Samantha Lau serves as co-manager for AB’s portion of the Small-Mid Cap Fund’s assets, which she has managed since 2015. Ms. Lau was named Co-Chief Investment Officer of US Small/SMID Cap Growth in October 2014. She was previously a portfolio manager/analyst responsible for research and portfolio management for the technology sector for US Small/SMID Cap Growth. Ms. Lau holds a BS (magna cum laude) in finance and accounting from the Wharton School of the University of Pennsylvania and is a CFA charterholder.

Wen-Tse Tseng, Co-Manager

Wen-Tse Tseng serves as co-manager for AB’s portion of the Small-Mid Cap Fund’s assets, which he has managed since 2015. Mr. Tseng joined AB in 2006 and is responsible for research and portfolio management for the healthcare sector for US Small/SMID Cap Growth. He holds a BS from National Taiwan University; an MS in molecular genetics and microbiology from Robert Wood Johnson Medical School – University of Medicine and Dentistry of New Jersey; and an MBA from the Graziadio School of Business and Management at Pepperdine University.

Kumar Kirpalani, Co-Manager

Kumar Kirpalani serves as co-manager for AB’s portion of the Small-Mid Cap Fund’s assets, which he has managed since 2015. Mr. Kirpalani joined AB in 1999 and is responsible for research and portfolio management for the financials, industrials and energy sectors for US Small/SMID Cap Growth. Mr. Kirpalani received a B.Tech. in chemical engineering from the Indian Institute of Technology and an MBA from the University of Chicago. He is a member of both the New York Society of Security Analysts and the Association for Investment Management and Research, and is a CFA charterholder.

Directors and Officers

The following are directors and/or officers of AB. Unless otherwise noted, the address of each is 1345 Avenue of the Americas, New York, New York, 10105.

DIRECTORS AND OFFICERS
Name	Position
Peter S. Kraus	Chairman and Chief Executive Officer
James A. Gingrich	Chief Operating Officer
John C. Weisenseel	Chief Financial Officer
DIRECTORS AND OFFICERS
Name	Position
Robert P. van Brugge	Chairman and Chief Executive Officer of Sanford C. Bernstein & Co., LLC
Laurence E. Cranch	General Counsel
Lori A. Massad	Head of Human Capital and Chief Talent Officer

CONTROL PERSONS
Name	Relationship
AXA Financial	Controlling Shareholder

As of June 30, 2015, the ownership structure of AB, expressed as a percentage of general and limited partnership interests, is as follows:

AXA and its subsidiaries	62.1%
Holding	36.5
Unaffiliated holders	1.4

100.0%

As of June 30, 2015, AXA, a société anonyme organized under the laws of France and the holding company for an international group of insurance and related financial services companies, through certain of its subsidiaries (“AXA and its subsidiaries”), owned approximately 1.4% of the issued and outstanding units representing assignments of beneficial ownership of limited partnership interests in AB Holding (“AB Holding Units”). AllianceBernstein Corporation (an indirect wholly-owned subsidiary of AXA, “General Partner”) is the general partner of both AB Holding and AB. AllianceBernstein Corporation owns 100,000 general partnership units in AB Holding and a 1% general partnership interest in AB. Including both the general partnership and limited partnership interests in AB Holding and AB, AXA and its subsidiaries have an approximate 62.7% economic interest in AB as of June 30, 2015.

AB also acts as investment adviser to other registered investment companies set forth below, which have similar investment objectives as the Small-Mid Cap and Small-Mid Cap Multi-Manager Funds:

Fund	Net Assets (as of July 31, 2015)
AB Discovery Growth Fund	$2,551.0 million

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of AB.

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

On September 16, 2015, the Board of Trustees, including the Independent Trustees (together, the Board) voted at an in-person meeting to approve the Agreements with the New Sub-Adviser for each fund. The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information it believed relevant to the approval of each Agreement.

In considering whether to approve the Agreements, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of each Agreement is in the best interests of each fund and its shareholders and that the approval of each such agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. Also, the Board found that the advisory fees to be charged under each Agreement bear a reasonable relationship to the services to be rendered and will be based upon services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which a fund may invest. The Board’s decision to approve each Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board.

Nature, Extent, and Quality of Services Provided. The Board noted that it is familiar with the nature, extent and quality of services provided by the New Sub-Adviser from its oversight of the New Sub-Adviser on behalf of other funds overseen by the Board and that although each fund will not utilize the same investment personnel, the same support staff, including compliance personnel, that currently provides services to other Strategic Advisers funds will also provide services to each fund. The Board considered the backgrounds of the investment personnel that will provide services to each fund, and also took into consideration each fund’s investment objective, strategies and related investment philosophy and current sub-adviser line-up. The Board also considered the information regarding the New Sub-Adviser provided in connection with its renewal of the existing sub-advisory agreements with the New Sub-Adviser at its September 2015 Board meeting.

Resources Dedicated to Investment Management and Support Services. The Board noted that the New Sub-Adviser will utilize a different investment mandate to manage each fund than it currently uses in managing other Strategic Advisers funds and reviewed the general qualifications and capabilities of the investment staff that will provide services to each fund and its use of technology. The Board noted that the New Sub-Adviser’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in their deliberations, the Board considered the New Sub-Adviser’s trading capabilities and resources which are integral parts of the investment management process.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by the New Sub-Adviser under each Agreement and (ii) the resources to be devoted to each fund’s compliance policies and procedures.

Investment Performance. The Board also considered the historical investment performance of the New Sub-Adviser and the portfolio managers in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to each fund under each Agreement should benefit each fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. In reviewing each Agreement, the Board considered the amount and nature of fees to be paid by each fund to the fund’s investment adviser, Strategic Advisers, the amount and nature of fees to be paid by Strategic Advisers to the New Sub-Adviser and the projected change in each fund’s total operating expenses, if any, as a result of hiring the New Sub-Adviser.

With respect to the Small-Mid Cap Fund and the Small-Mid Cap Multi-Manager Fund, the Board noted that each fund’s maximum aggregate annual management fee rate may not exceed 1.10% and 1.15% of each respective fund’s average daily net assets and that each Agreement will not result in a change to the maximum aggregate annual management fee payable by each fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its 0.25% portion of the Small-Mid Cap Fund’s management fee through September 30, 2017, its proposal to extend the Small-Mid Cap Fund’s waiver through September 30, 2018, and Strategic Advisers’ voluntary agreement to waive 0.01% of the management fee for the Small-Mid Cap Multi-Manager Fund. The Board also considered that Strategic Advisers has contractually agreed to reimburse the retail class, Class L and Class N of the Small-Mid Cap Multi-Manager Fund to the extent that total operating expenses of the class (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any) as a percentage of net assets exceed 1.16%, 1.16% and 1.41%, respectively, through April 30, 2016. In addition, the Board noted that Strategic Advisers has voluntarily agreed to reimburse Class F of the Small-Mid Cap Multi-Manager Fund to the extent that total operating expenses of the class (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any) exceed 1.06% of the class’ average net assets and that such arrangement may be terminated by Strategic Advisers at any time. The Board also considered that the Small-Mid Cap Fund’s total net expenses after allocating assets to the New Sub-Adviser are expected to continue to rank below the median expense ratio of its competitive peer group and that no changes are expected to the Small-Mid Cap Multi-Manager Fund’s total net expenses as a result of approving the Agreement.

Based on its review, the Board concluded that each fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that each fund and its shareholders will receive and the other factors considered.

Because the Agreements were negotiated at arm’s length and will have no impact on the maximum management fees payable by each fund, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the Agreements.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the funds, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, during its annual renewal of each fund’s advisory agreement with Strategic Advisers. With respect to the New Sub-Adviser, the Board considered Management’s representation that it does not anticipate that the hiring of the New Sub-Adviser will have a material impact on the potential for fall-out benefits to Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the funds during its annual renewal of each fund’s advisory agreement with Strategic Advisers and each fund’s sub-advisory agreements. The Board noted that each Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to the New Sub-Adviser as assets allocated to the New Sub-Adviser grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board ultimately concluded that each Agreement’s fee structure bears a reasonable relationship to the services to be rendered to each fund and that each Agreement should be approved because the agreement is in the best interests of the fund and its shareholders. The Board also concluded that the sub-advisory fees to be charged thereunder will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which a fund may invest. In addition, the Board concluded that the approval of each Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Corporation (FDC), the Funds’ principal underwriter and distribution agent, is 100 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Funds through the fiscal period ended February 28, 2015 for the Small-Mid Cap and Small-Mid Cap Multi-Manager Funds:

Fund	Broker	Affiliate	Transactions Initiated By	Com- missions	Percentage of Aggregate Brokerage Com- missions
Small-Mid Cap Fund	Invesco Advisers, Inc.	Invesco Advisers, Inc.	Invesco Advisers, Inc.	$3,991	0.10%
	Fidelity Capital Markets	FMR LLC/ Strategic Advisers	Kennedy Capital Management, Inc.	$6,795	0.17%
	Fidelity Capital Markets	FMR LLC/ Strategic Advisers	Massachusetts Financial Services CompanyA	$3,141	0.08%
	Fidelity Capital Markets	FMR LLC/ Strategic Advisers	The Boston Company Asset Management, LLC	$533	0.01%

Fund	Broker	Affiliate	Transactions Initiated By	Com- missions	Percentage of Aggregate Brokerage Com- missions
Small-Mid Cap Multi- Manager Fund	Invesco Advisers, Inc.	Invesco Advisers, Inc.	Invesco Advisers, Inc.	$53	0.08%
	Fidelity Capital Markets	FMR LLC/ Strategic Advisers	Kennedy Capital Management, Inc.	$55	0.09%
	Fidelity Capital Markets	FMR LLC/ Strategic Advisers	Massachusetts Financial Services CompanyA	$32	0.05%
	Fidelity Capital Markets	FMR LLC/ Strategic Advisers	The Boston Company Asset Management, LLC	$5	0.01%

A	Effective February 1, 2015, Massachusetts Financial Services Company no longer serves as a sub-adviser of the Small-Mid Cap or Small-Mid Cap Multi-Manager Funds.

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of August 31, 2015:

Fund	Shares Outstanding
Small-Mid Cap Fund	568,532,462
Small-Mid Cap Multi-Manager Fund	3,127,056

As of August 31, 2015, the Trustees and Officers of the Trust owned, in the aggregate, less than 1% of each Fund’s outstanding shares.

To the knowledge of the Trust, substantial (5% or more) record and/or beneficial ownership of a class of each Fund as of August 31, 2015, was as follows:

Class Name	Owner Name	City	State	Ownership %
Strategic Advisers Small-Mid Cap Multi-Manager Fund*	FIMM LLC	Boston	MA	94.03%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2020 Fund	Boston	MA	19.36%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	FIMM LLC	Boston	MA	9.65%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2030 Fund	Boston	MA	9.19%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2045 Fund	Boston	MA	8.86%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2035 Fund	Boston	MA	8.34%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2025 Fund	Boston	MA	8.06%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2015 Fund	Boston	MA	7.92%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2055 Fund	Boston	MA	7.59%

Class Name	Owner Name	City	State	Ownership %
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2050 Fund	Boston	MA	7.38%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2040 Fund	Boston	MA	5.36%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class L	FIMM LLC	Boston	MA	99.97%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class N	FIMM LLC	Boston	MA	100%

*	The ownership information shown above is for a class of shares of the fund.

As of August 31, 2015, approximately 89.79% of the Small-Mid Cap Multi-Manager Fund’s total outstanding shares was held of record and/or beneficially by FIMM LLC, Boston, MA.

A shareholder owning of record or beneficially more than 25% of a fund’s outstanding shares may be considered a controlling person. That shareholder’s vote could have a more significant effect on matters presented at a shareholders’ meeting than votes of other shareholders.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 (Small-Mid Cap Fund) or 1-800-835-5095 (Small-Mid Cap Multi-Manager Fund) or write to Fidelity Distributors Corporation at 100 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company, Inc., 100 Salem St., Smithfield, RI, 02917, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

The third-party marks appearing above are the marks of their respective owners.

Strategic Advisers is a registered service mark of FMR LLC. © 2015 FMR LLC. All rights reserved.

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